EXHIBIT 99.1

Varonis Announces Third Quarter 2018 Financial Results

Total revenues of $67.1 million, up 26% year-over-year

License revenues of $35.8 million, up 23% year-over-year

NEW YORK, Oct. 29, 2018 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced results for the third quarter ended September 30, 2018.

Yaki Faitelson, Varonis CEO, said, “We delivered a strong third quarter. We saw solid contribution from both North America and Europe and strength across new and existing customers. Our sustained focus on targeting companies with more than 1,000 employees has led to larger initial commitments, greater upsell opportunities, and larger overall customer lifetime value. The strength of our product portfolio and innovations are enabling Varonis to become a more strategic part of our customers' security initiatives, allowing them to manage risk and protect data wherever it lives. We look forward to continuing this momentum as we close out 2018 and believe we are well positioned to continue to deliver strong growth and profitability.”

Financial Highlights for the Third Quarter Ended September 30, 2018

Revenues:

  Total revenues were $67.1 million, up 26% compared with the third quarter of 2017.
  License revenues were $35.8 million, up 23% compared with the third quarter of 2017.
  Maintenance and services revenues were $31.2 million, up 28% compared with the third quarter of 2017.

Operating Income (Loss):

  GAAP operating loss was ($6.8) million for the quarter, compared to ($3.1) million in the third quarter of 2017.
  Non-GAAP operating income was $2.0 million for the quarter, compared to $1.9 million in the third quarter of 2017.

Net Income (Loss):

  GAAP net loss was ($7.3) million, compared to GAAP net loss of ($3.3) million in the third quarter of 2017.
  GAAP net loss per basic and diluted share was ($0.25), compared to GAAP net loss per basic and diluted share of ($0.12) in the third quarter of 2017, based on 29.3 million and 27.6 million basic and diluted shares outstanding, respectively.
  Non-GAAP net income was $1.5 million, compared to non-GAAP net income of $1.8 million in the third quarter of 2017.
  Non-GAAP net income per diluted share was $0.05, compared to non-GAAP net income per diluted share of $0.06 in the third quarter of 2017, based on 32.5 million and 30.8 million diluted shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and nine months ended September 30, 2018 and 2017. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of September 30, 2018, the Company had $158.1 million in cash and cash equivalents and short-term investments compared with $136.6 million as of December 31, 2017.
  During the nine months ended September 30, 2018, the Company generated $16.3 million of cash from operations, compared to $10.8 million of cash from operations in the prior-year period.

Recent Business Highlights

  For the third quarter of 2018, total revenues in North America increased 27% over the prior-year period to $44.9 million, total revenues from EMEA increased 20% over the prior-year period to $19.8 million, and total revenues from Rest of World increased 48% over the prior-year period to $2.4 million.
  Generated 47% of license and first year maintenance revenues from new customers and 53% from existing customers in the third quarter of 2018, compared to 51% and 49%, respectively, in the prior-year period.
  Added 188 new customers during the third quarter of 2018 compared with 208 in the prior-year period.
  As of September 30, 2018, 72% of customers had purchased two or more product families, and 39% had purchased three or more product families, up from 68% and 34% as of September 30, 2017, respectively.  These metrics are reflective of DatAlert and Varonis Edge as their own product family.
  Announced upcoming integration with Box to secure enterprise content in the cloud, allowing customers to track user activity, manage risk and secure enterprise data wherever it lives.
  Announced interoperability between DataPrivilege with RSA Identity Governance and Lifecycle, helping joint customers secure sensitive unstructured data, address compliance requirements and reduce risk.
  Announced that Varonis now integrates with the IBM QRadar Security Intelligence Platform, where the Varonis App for QRadar adds security analytics to simplify investigations, streamline threat detection and build more context around security alerts and incidents.
  Recognized eight channel partners with its quarterly Partners in Excellence awards, honoring Varonis’ channel partners that have gone above and beyond to bring Varonis' data protection solutions to their U.S. customers during the second quarter of 2018.

Financial Outlook

For the fourth quarter of 2018, the Company expects revenues in the range of $86.5 million to $88.0 million, representing 18% to 21% year-over-year growth. The Company anticipates fourth quarter 2018 non-GAAP operating income in the range of $11.0 million to $12.0 million and non-GAAP net income per diluted share in the range of $0.32 to $0.34, based on a tax provision of $600,000 to $800,000 and 32.6 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income per diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

For the full year 2018, the Company now expects revenues in the range of $269.5 million to $271.0 million, representing 25% to 26% year-over-year growth. The Company now anticipates full year 2018 non-GAAP operating income of $5.5 million to $6.5 million and non-GAAP net income per diluted share in the range of $0.11 to $0.13. This is based on a tax provision of $2.3 million to $2.5 million and 32.4 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income per diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

Conference Call and Webcast

Varonis will host a conference call today, October 29, 2018, at 5:00 p.m., Eastern Time, to discuss the Company's third quarter 2018 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13683777. A replay of this conference call will be available through November 5, 2018 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13683777.  A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP and Other Financial Measures

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2018 and 2017, non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and nine months ended September 30, 2018 and 2017, non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis' addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis' ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cyber security solutions; risks associated with the closing of large transactions, including Varonis' ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis' ability to develop and deliver innovative products; risks associated with international operations; and Varonis' ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis' reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases including governance, compliance, classification, and threat analytics. Varonis started operations in 2005 and, as of September 30, 2018, had approximately 6,350 customers worldwide - comprised of industry leaders in many sectors including financial services, healthcare, public, industrial, insurance, energy and utilities, consumer and retail, education, media and entertainment and technology.

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	Unaudited & as adjusted for 2017		Unaudited & as adjusted for 2017
Revenues:
Licenses	$35,804	$29,000	$94,338	$74,402
Maintenance and services	31,248	24,365	88,432	67,987
Total revenues	67,052	53,365	182,770	142,389

Cost of revenues	7,052	5,423	19,934	14,997

Gross profit	60,000	47,942	162,836	127,392

Operating costs and expenses:
Research and development	17,267	11,903	50,526	33,810
Sales and marketing	40,792	32,458	122,113	95,952
General and administrative	8,774	6,708	23,832	18,796
Total operating expenses	66,833	51,069	196,471	148,558

Operating loss	(6,833)	(3,127)	(33,635)	(21,166)
Financial income, net	99	622	266	2,041

Loss before income taxes	(6,734)	(2,505)	(33,369)	(19,125)
Income taxes	(583)	(759)	(1,677)	(1,539)

Net loss	$(7,317)	$(3,264)	$(35,046)	$(20,664)

Net loss per share of common stock, basic and diluted	$(0.25)	$(0.12)	$(1.21)	$(0.76)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	29,281,701	27,595,461	28,859,156	27,292,216

Stock-based compensation expense for the three and nine months ended September 30, 2018 and 2017 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	Unaudited		Unaudited
Cost of revenues	$470	$283	$1,300	$783
Research and development	2,097	1,374	7,180	3,805
Sales and marketing	3,600	1,856	10,349	6,277
General and administrative	2,232	1,269	5,345	3,580
	$8,399	$4,782	$24,174	$14,445

Payroll tax expense related to stock-based compensation for the three and nine months ended September 30, 2018 and 2017 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	Unaudited		Unaudited
Cost of revenues	$11	$25	$356	$70
Research and development	16	27	163	55
Sales and marketing	394	213	2,921	698
General and administrative	9	8	291	51
	$430	$273	$3,731	$874

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	September 30, 2018	December 31, 2017
	(unaudited)	As adjusted
Assets
Current assets:
Cash and cash equivalents	$67,868	$56,689
Short-term investments	90,214	79,868
Trade receivables, net	52,938	75,596
Prepaid expenses and other current assets	14,665	14,346
Total current assets	225,685	226,499

Long-term assets:
Other assets	7,601	7,243
Property and equipment, net	12,593	11,896
Total long-term assets	20,194	19,139
Total assets	$245,879	$245,638

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$3,145	$635
Accrued expenses and other short term liabilities	46,104	42,453
Deferred revenues	72,544	73,493
Total current liabilities	121,793	116,581

Long-term liabilities:
Deferred revenues	6,374	6,608
Other liabilities	7,651	7,807
Total long-term liabilities	14,025	14,415

Stockholders’ equity:
Share capital
Common stock	29	28
Accumulated other comprehensive income (loss)	(1,742)	136
Additional paid-in capital	256,210	223,868
Accumulated deficit	(144,436)	(109,390)
Total stockholders’ equity	110,061	114,642
Total liabilities and stockholders’ equity	$245,879	$245,638

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2018	2017

	Unaudited & as adjusted for 2017
Cash flows from operating activities:
Net loss	$(35,046)	$(20,664)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,480	1,970
Stock-based compensation	24,174	14,445
Amortization of deferred commissions	9,718	9,292
Capital gain from disposal of fixed assets	(27)	(14)

Changes in assets and liabilities:
Trade receivables	22,658	9,181
Prepaid expenses and other current assets	(927)	(838)
Deferred commissions	(9,864)	(9,511)
Other long term assets	5	—
Trade payables	2,510	78
Accrued expenses and other short term liabilities	1,922	4,167
Deferred revenues	(1,183)	3,161
Other long term liabilities	(155)	(421)

Net cash provided by operating activities	16,265	10,846

Cash flows from investing activities:
Increase in short-term investments	(10,333)	(9,473)
Increase in long-term deposits	(319)	(209)
Proceeds from sale of property and equipment	27	14
Purchase of property and equipment	(3,177)	(3,572)

Net cash used in investing activities	(13,802)	(13,240)

Cash flows from financing activities:
Proceeds from employee stock plans, net	8,169	7,600
Net cash provided by financing activities	8,169	7,600
Increase in cash, cash equivalents and restricted cash	10,632	5,206
Cash, cash equivalents and restricted cash at beginning of period	57,236	48,803
Cash, cash equivalents and restricted cash at end of period	$67,868	$54,009

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

	Unaudited & as adjusted for 2017		Unaudited & as adjusted for 2017
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(6,833)	$(3,127)	(33,635)	(21,166)

Add back:
Stock-based compensation expense	8,399	4,782	24,174	14,445
Payroll tax expenses related to stock-based compensation	430	273	3,731	874

Non-GAAP operating income (loss)	$1,996	$1,928	$(5,730)	$(5,847)

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(7,317)	$(3,264)	$(35,046)	$(20,664)

Add back:
Stock-based compensation expense	8,399	4,782	24,174	14,445
Payroll tax expenses related to stock-based compensation	430	273	3,731	874

Non-GAAP net income (loss)	$1,512	$1,791	$(7,141)	$(5,345)

Non-GAAP weighted average number shares used in computing net income (loss) per share of common stock - basic	29,281,701	27,595,461	28,859,156	27,292,216
Non-GAAP weighted average number shares used in computing net income (loss) per share of common stock - diluted	32,525,060	30,812,151	28,859,156	27,292,216
GAAP weighted average number shares used in computing net income (loss) per share of common stock - basic and diluted	29,281,701	27,595,461	28,859,156	27,292,216

Non-GAAP net income (loss) per share of common stock - basic	$0.05	$0.06	$(0.25)	$(0.20)
Non-GAAP net income (loss) per share of common stock - diluted	$0.05	$0.06	$(0.25)	$(0.20)
GAAP net loss per share of common stock - basic and diluted	$(0.25)	$(0.12)	$(1.21)	$(0.76)

Unaudited GAAP total revenues and expenses for the three and twelve months ended December 31, 2017 restated to reflect the adoption of ASC 606 for financial outlook comparative purposes (in thousands):

	Three Months Ended December 31, 2017
	(Unaudited)
	As Reported (605)	Adjustments	Restated for Adoption of ASC 606
Total revenues	73,209	(208)	73,001
Total expenses	67,186	(1,932)	65,254
Operating income	6,023	1,724	7,747

	Twelve Months Ended December 31, 2017
	(Unaudited)
	As Reported (605)	Adjustments	Restated for Adoption of ASC 606
Total revenues	217,364	(1,974)	215,390
Total expenses	230,961	(2,152)	228,809
Operating loss	(13,597)	178	(13,419)

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
Email: jarestia@varonis.com

News Media Contacts:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
rhunt@varonis.com

Mia Damiano
Merritt Group
703-390-1502
damiano@merrittgrp.com